Exhibit 99.9


                  The  undersigned  each  hereby  certifies  and agrees that the above Amendment No.2 to Schedule 13D concerning securities issued by LawGibb Group, Inc. is being filed on behalf of each of the undersigned.

         /s/ Virgil R. Williams                             8/16/99
         Virgil R. Williams                                 Date

         /s/ James M. Williams, Jr.                         8/19/99
         James M. Williams, Jr.                             Date

         /s/ James M. Williams, Jr.                         8/19/99
         James M. Williams, Jr. Family Partnership, L.P.    Date
         By: James M. Williams, Jr., General Partner